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                                                                      EXHIBIT 11


                            MITCHAM INDUSTRIES, INC.
                        STATEMENT RE COMPUTATION OF LOSS
                                    PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               JULY 31,                           JULY 31,
                                                      ---------------------------       ---------------------------
                                                         2000            1999               2000            1999
                                                      ----------       ----------       ----------       ----------

COMPUTATION OF BASIC LOSS
  PER COMMON SHARE:

Net loss                                              $     (950)      $   (2,092)      $   (1,743)      $   (3,334)
                                                      ----------       ----------       ----------       ----------

Weighted average number of common
     shares outstanding                                9,191,000        9,551,000        9,315,000        9,550,000

Loss per common share                                 $    (0.10)      $    (0.22)      $    (0.19)      $    (0.35)
                                                      ==========       ==========       ==========       ==========


COMPUTATION OF LOSS PER COMMON SHARE
  ASSUMING DILUTION:

Net loss                                              $     (950)      $   (2,092)      $   (1,743)      $   (3,334)
                                                      ----------       ----------       ----------       ----------

Weighted average number of common shares outstanding   9,191,000        9,551,000        9,315,000        9,550,000


Net effect of dilutive stock options and warrants
   based on the treasury stock method, using
   the average market price                                  -                -                -                -
                                                      ----------       ----------       ----------       ----------

Common shares outstanding assuming dilution            9,191,000        9,551,000        9,315,000        9,550,000
                                                      ==========       ==========       ==========       ==========
Loss per common share assuming dilution               $    (0.10)      $    (0.22)      $    (0.19)      $    (0.35)
                                                      ==========       ==========       ==========       ==========

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